EXHIBIT 10(c)

2004-1 AMENDMENT TO THE SHERWIN-WILLIAMS COMPANY REVISED
KEY MANAGEMENT DEFERRED COMPENSATION PLAN

     This 2004-1 Amendment to The Sherwin-Williams Company Revised Key Management Deferred Compensation Plan (the “Plan”) is made effective as of December 31, 2004.

WITNESSETH:

     WHEREAS, The Sherwin-Williams Company (the “Company”) established the Plan effective July 24, 2002;

     WHEREAS, pursuant to Article 10 of the Plan, the Company retains the right to amend the Plan at any time in whole or in part; and

     WHEREAS, the Company wishes to amend the Plan to freeze all further participation and contributions to the Plan;

     NOW, THEREFORE, the Plan is hereby amended effective December 31, 2004 to add the following Addendum 2004-1:

ADDENDUM 2004-1

     Pursuant to Article 10 of the Plan, notwithstanding any other provisions of the Plan to the contrary, for all periods on and after December 31, 2004: (1) the obligation of the Company to make any future contributions shall cease; (2) no further deferrals, whether contributed by the Company or Participants, shall be permitted; and (3) no persons who were not Participants on December 31, 2004 shall be eligible to become Participants. In addition, no “material modification”, as such term is defined in The American Jobs Creation Act of 2004 or any regulations or authority issued thereunder (the “Act”), shall be made to the Plan.

     IN WITNESS WHEREOF, pursuant to the action of its Board of Directors at a meeting held the 20th day of July, 2005, the Company has caused this amendment to be executed effective December 31, 2004 by its duly authorized officer.

ATTEST/WITNESS:	THE SHERWIN-WILLIAMS COMPANY

	By:	/s/

Louis E. Stellato

	Title:	Vice President, General Counsel and Secretary